          89                                                        Exhibit 2.06
29/05/1998

                              ACTE DE CESSION DE FONDS DE COMMERCE

ENTRE LES SOUSSIGNEES:

         La Societe SHOP VAC CORPORATION, societe de droit americain de 1'Etat du New Jersey, dont le siege social eat 2323 Reach Road, Williamsport, Pennsylvania 17701-0307 (USA), representee par M.
Matthew Miller,

                         ci-apres designee "Le Vendeur",


                                                 D'UNE PART,

         Et M. Sean O'Driscoll, de nationalite irlandaise, ne le 4 septembre 1957 a Cork, Irlande, demeurant Cedar, Granville Road, Blackrock, Co Dublin, Irlande, agissant pour le compte de la Societe en formation GOBLIN SARL, Entreprise Unipersonnelle a responsabilite limitee au capital de 50.000 F, dont le siege social sera ZI de 1'Eglantier, 20, Rue des Cerisiers, 91028 Evry Cedex 2851 et qui sera immatriculee au Registre du Commerce et des Societes d'Evry, ci-apres designee "l'Acquereur",

                                                 D-AUTRE PART,


IL A ETE CONVENU CE QUI SUIT:

         Par les presentes, la Societe SHOP VAC CORPORATION cede a la Societe GOBLIN SARL qui accepte, aux clauses et conditions ci- apres stipulees, le fonds de commerce ci-apres designe.

         Article 1. Designation

         Le fonds de commerce de vente, de maintenance et de distribution d'aspirateurs, de nettoyeuses da sol a sec et par voie humide, de nettoyeuses a vapeur et autres materiels similaires, sis et exploite par le Vendeur ZI de l'Eglantier, 20, Rue des Cerisiers, 91000 Evry,France et pour lequel le Vendeur est immatricule au Registre du Commmerce et des Societes d'Evry sous le no B 329 845408 (84 B 00 894), savoir, et a l'exception du nom commercial et de la marque "SHOP VAC" qui demeurent la propriete du Vendeur:

         1.1.     La clientele et l'achalandage;

         1.2. L'ensemble des installations techniques, materiels et outillage decrits et estimes dans 1'etat ci-annexe (Annexe no 1), etant precise que leur valeur est celle inscrite au bilan intermediaire du Vendeur arrete a

                                                                              2.

la date du 31 mars 1998 dont une copie est ci-annexee (Annexe no 2), et qu'il n'est pas tenu compte des variations en plus ou moins intervenues dans leur valeur a raison de l'exploitation normale et courante du fonds cede entre le 31 mars 1998 et la date de signature des presentes.

         1.3. Le benefice et les charges futures, a compter de l'entrea en jouissance du fonds par'l'Acquereur, de l'ensemble des droits et obligations attaches a tous les traites, marches, commandes ou autres contrats et conventions de toute nature afferents a l'exploitation du fonds de commerce cede.

         Au cas ou l'acceptation des co-contractants serait necessaire ou 1egalement requise, le Vendeur et l'Acquereur s'obligent a faire conjointement leurs meilleurs efforts pour obtenir cette acceptation, le cout des formalites 1egales eventuelles etant a la charge de l'Acquereur qui s'y oblige, et l'Acquereur declarant renoncer a tout recours contre le Vendeur au cas ou cette acceptation ne serait pas obtenue.

         1.4. Le benefice et les charges futures, a compter de l'entreo en jouissance du fonds par l'Acquereur et pour le temps restant a courir, du Contrat de Credit-Bail Immobilier (et de la promesse de vente y attachee) signe le 15 octobre 1990 entre la Societe SHOP VAC CORPORATION et la Societe SOGEBAIL ("Le Bailleur") dont le siege social est 29, Boulevard Haussman, 75008 Paris, ledit contrat portant sur un immeuble a usage d'ateliers, bureaux et locaux sociaux sis a Lisses (Essone) et ayant fait l'objet d'un acte authentique recu par Me. Nicolas THIBIERGE, Notaire associe, demeurant 9, Rue d'Astorg, 75008 Paris, et enregistre le 17 octobre 1990 a la RP de Paris Madeleine, Bordereau no 1317, Case 9.

         A cet egard;

         - le Vendeur declare et garantit qu'il a jusqu'a ce jour et depuis l'origine rempli toutes les obligations mises a la charge du preneur par le Contrat de Credit Bail Immobilier dont il est le 1egitime titulaire et qu'a la date des presentes, il n'existe aucune circonstance actuelle ou eventuelle susceptible d'en entrainer la resiliation a la demande du Bailleur, sachant toutefois que la cession dudit Contrat par le Vendeur a l'Acquereur n'a pas ete approuvee par le Bailleur;

         - l'Acquereur declare avoir connaissance de l'Article 12 du Contrat de Credit-Bail Immobilier qui stipule (1) que la cession des droits afferents au Credit-Bail est soumise au consentement expres et par ecrit du Bailleur (2) qu'en cas de cession, le cedant sera solidairement tenu avec le cessionnaire de toutes les

                                                                              3.

les obligations stipulees au Contrat, et notamment du paiement des loyers et (3) que la cession sera'constatee par acte authentique;

         - le Vendeur declare avoir, des avant ce jour, informe le Bailleur de la presente cession de fonds de commerce et de l'identite de l'Acquereur et avoir obtenu du Bailleur l'autorisation pour l'Acquereur d'occuper l'immeuble a compter de la date d'entree en jouissance du fonds par l'Acquereur et jusqu' a la cession du Contrat de Credit Bail Immobilier a l'Acquereur, notamment pour y etablir son siege social, etant precise que le Bailleur ne pourra prendre de decision quant a ladite cession avant d'avoir obtenu des informations detaillees sur le Groupe GLEN DIMPLEX.

         - le Vendeur et l'Acquereur s'obligent a faire leurs meilleurs efforts pour que l'acte authentique ci-dessus vise puisse etre etabli dans les meilleurs delais, les frais et droits dudit acte etant, de convention expresse, a la charge de l'Acquereur et l'Acquereur s'oblige, lors de la signature dudit acte de cession a fournir au Vendeur une contre-garantie pour le paiement des loyers de telle sorte quo le Vendeur ne puisse jamais etre inquiete ni recherche a ce sujet;

         - le Vendeur declare que le montant des loyers restant dus au Bailleur jusqu'au terme du bail s'eleve a la somme hors taxes de 7.579.836 F, soit un montant superieur a la valeur actuelle de realisation de l'immeuble.

         Article 2. Obligations de l'Acquereur

         L'Acquereur sera tenu, a compter de la date d'entree en jouissance

         - de prendre en charge toutes lea dettes enumerees a l'Annexe 3;

         - de prendre le fonds vendu tel que decrit ci-dessus dans 1'etat ou le tout se trouve actuellement, sans pouvoir reclamer aucune indemnite ni diminution du prix ci-apres fixe, pour cause de vetuste ou de degradation des objets, materials et mobiliers inclus dans la presente cession;

         - d'acquitter a partir de son entree en jouissance, les impots, contributions et autres charges de toute nature auxquels le fonds presentement vendu pourra etre assujetti, le tout de maniere a ce que le Vendeur ne puisse jamais etre inquiete ni recherche a ce sujet et

         - de satisfaire a toutes les charges de ville et de police, dont pareille exploitation est tenue, de telle sorte que le Vendeur ne soit jamais inquiete ni, recherche a ce sujet.

                                                                              4.

                   Article 3. Origine de Propriete - Garanties
                              du Vendeur

         Le Vendeur declare avoir cred le fonds cede et l'avoir exploite depuis le ler decembre 1983. Le Vendeur garantit qu'il en est le 1egitime proprietaire, ainsi que des marchandises visees a l'article 13 ci-apres, qu'il a le droit de disposer librement dudit fonds et desdites marchandises et de les ceder a l'Acquereur.


                      Article 4. Inscriptions et Privileges

         Le Vendeur declare que le fonds de commerce objet de la presente cession n'est greve d'aucune inscription de privilege ou de nantissement.

         Au cas ou il s'en revelerait, le Vendeur s'engage a en rapporter quittance ou main-levee dans les plus brefs delais.

         Seule sont inscrits sur 1'etat relatif aux inscriptions des privileges et publications delivre par le Tribunal de Commerce d'Evry le 14 mai 1998, les contrats de location no 00217 en date du 26 avril 1995 (creancier SNC LOCA-Autocommutateurs Barphone) no 02296 en date du 28 novembre 1996 (Creancier FRANFINANCE LOCATION - SAGEM Quadrige) et no 00791 en date du 14 avril 1997 (Creancier CREDIT UNIVERSEL - Copieur Minolta).

                             Article 5. Declarations

         Sur 1'Etat-Civil du Vendeur

         Le Vendeur declare:

         - qu'il n'a jamais ete en etat de liquidation judiciaire, faillite, redressement judiciaire ou cessation de paiements;

         - qu'il n'est pas susceptible d'etre l'objet de poursuites pouvant entrainer la confiscation totale ou partielle de ses biens.

         Sur 1'Etat-Civil de l'Acquereur

         L'Acquereur declare:

         - qu'il n'a encouru aucune des condamnations ou decheances prevues par l'article ler de la loi du 30 aout 1947 relative a l'assainissement des professions commerciales;

         - qu'il n'a jamais ete en etat de redressement ou liquidation judiciaire ou cessation de paiements.

                                                                              5.

                       Article 6. Propriete et Jouissance

         L'Acquereur prendra possession du fonds cede et en aura la propriete et la jouissance a compter de ce jour.

                         Article 7. Contrats de Travail

         Conformrment aux dispositions des articles L. 122.12 et L.122.12.1 du Code du Travail, les contrats de travail en cours du personnel du fonds de commerce dont la liste nominative (indiquant pour chaque personne concernee la fonction occupee, l'anciennete, la remuneration annuelle et la duree de preavis) est ci-annexee (Annexe no 4), seront transferes a l'Acquereur a compter du transfert de la propriete du fonds, date a partir de laquelle l'Acquereur sera tenu A 1'egard dudit personnel des obligations incombant au Vendeur. Le Vendeur declare que les conges payes afferents a la periode du ler juin 1997 au 31 mai 1998 ont ete soldes le 28 mai 1998.

         Le Vendeur declare egalement qu'il n'a conclu aucune convention de portee generale particuliere derogeant aux dispositions de la Convention Collective applicable (Convention Collective Nationale des Commerces de Gros) qui nlaurait pas ete portee par ecrit, le 25 avril ou avant le 25 avril 1998 A la connaissance de l'Acquereur, et que les regimes de retraite at de prevoyance auxquels sont affilies les salaries dont les contrats de travail sont transferea en vertu des presentes sont ceux communiques a l'Acqufireur avant le 25 avril 1998.

         Il est par ailleurs expressement convenu que tout passif ne des contrats de travail qui se revelerait ulteriourement, mais dont l'origine serait anterioure a la date des presentes sera a la charge du Vendeur.

                             Article 8. Comptabilite

         L'Acquereur declare avoir, prealablement a la signature des presentes, pris connaissance de tous les documents comptables afferents au fonds cede, documents quo le Vendeur s'oblige a tenir a la disposition de l'Acquereur pendant trois annees a compter de la date d'entree en jouissance.

                  Article 9. Declarations relatives au chiffre
                             d'affaires et aux benefices

         Le Vendeur declare

         - que le montant du chiffre d'affaires des trois dernibres annees et de 1'exercice en cours s'est eleve a:

                  o  exercice du ler janvier au
                     31 decembre 1995 ..........    178.674.277 F

                                                                              6.

                  o  exercice du ler janvier au
                     31 decembre 1996..........    154.794.767 F

                  o  exercice du ler janvier au
                     31 decembre 1997..........     44.791.952 F

                  o  partie de l'exercice
                     ecoulee du ler janvier 1998
                     a la date des presentes
                    (Estimation)..............      22.000.000 F

         - que pour les memes periodes, les benefices ou (pertes) nets realises ont ete les suivants:

                  o  exercice du ler janvier au
                     31 decembre  1995..........         4.905 F

                  o  exercice du  ler janvier au
                     31 decembre  1996..........  ( 81.481.399)F

                  o  exercice du  ler janvier au
                     31 decembre  1997..........      (255.102)F

                  o  partie de l'exercice
                     ecoulee du ler janvier
                     1998 a la date des
                     presentes (Estimation).....       300.000 F

                                Article 10. Prix

         La presente vente de fonds de commerce est consentie et acceptee moyennant le prix ci-apres:

                  E1ements incorporels.....     F.      693.745
                  E1ements corporals.......     F.      147-554
                  Marchandises.............     F.    4.978.701
                                                ---------------
                  Total....................     F.    5.820.000

                   Article 11. Paiement du Prix - Dispense de
                               Sequestre

         11.1. Le prix de vente du fonds de commerce et des marchandises stipule ci-dessus a ete paye ce jour par l'Acquereur au Vendeur qui le reconnait et en donne quittance a l'Acquereur.

         11.2. D'un commun accord, les parties sont convenues de ne pas proceder au sequestre du prix de vente du fonds at des marchandises.

         Dans ces  conditions,  les  oppositions  eventuelles  de  creanciers du
Vendeur   presentees  dans  le  delai  legal  feront  l'objet  des  dispositions suivantes:

                                                                              7.

         11.2.1. Les sommes correspondantes seront reglees par l'Acquerour au(x) creancier(s) concerne(s), pour autant qu'elle soient inscrites au passif du bilan intermediaire du Vendeur etabli a la date du 31 mars 1998, ou qu'elles aient pour origine 1'exploitation couranto et normale du fonds de commerce cede entre le 31 mars 1998 et, la date de signature des presentes.

         11.3. Les dettes autres que celles inscrites audit bilan et corrigees de leurs variations intervenues depuis le 31 mars 19988 a raison de l'exploitation couranto et normale du fonds seront, quels qu'en soient le montant, la nature et l'origine et qu'elles fassent ou non l'objet d'une opposition de la part de quelque creancier que ce soit, payees par le Vendeur au(x) creancier(s) concerne(s), et au cas ou pour quelque raison que ce soit l'Acquereur serait contraint de les payer, le Vendeur s'oblige a les rembourser a l'Acquereur a premibre demande de celui-ci.

                           Article 12. Dettes Fiscales

         Les dettes fiscales et parafiscales a la charge du Vendeur consecutives a la vente du fonds de commerce, telles que, a titre enonciatif et non limitatif, l'imposition immediate des benefices tires de l'exploitation du fonds et les plus-values de cession seront payees par le Vendeur qui sloblige a effectuer en temps utile toutes declarations et paiements necessaires aupres des administrations competentes.

                            Article 13. Marchandises

         Le fonds de commerce oblet de la presente cession est garni d'un stock de marchandises decrites a l'inventaire physique annexe aux presentes (Annexe no 5).

         Le Vendeur cede a l'Acquereur la totalite desdites marchandises pour le prix hors taxes de 4.978.701 F majore de la TVA au taux de 20,60%, soit un prix TTC de 6.004.313,41 F, etant precise que le prix hors taxes ci-dessus stipule correspond a la valeur desdites marchandises inscrite au bilan intermediaire du Vendour arrete a la date du 31 mars 1998 et qu'il n'est pas tenu compte des variations en plus ou en moins de la valeur dudit stock intervenues a raison de l'exploitation normale et courante du fonds cede entre le 31 mars 1998 et la date de signature des presentes.

                                                                              8.

                             Article 14. Formalites

         Chacune des parties accomplira les formalites prescrites par la loi aupres du Registre du Commerce et des Societes dont depend le fonds cede.

                        Article 15. Election de domicile

         Pour l'execution des presentes et de leurs uites, les parties font election de domicile a l'adresse du fonds cede, telle qu'indiquee en tete des presentes.

                      Article 16. Affirmation de Sincerite

         Les  parties  soussignees  affirment  expressement,   sous  les  peines
edictees par l'article 1837 du Code General des Impots que le present acte exprime l'integralite du prix convenu.

                  Article 17. Attribution de Juridiction et Loi
                              App1icable

         Pour le cas de contestations pouvant s'elever au sujet de la presente cession, attribution de juridiction est faite au Tribunal de Commerce d'Evry.

         La loi applicable sera la loi francaise.

                        Article 18. Dispositions fiscales

         En application de l'article 719 du Code General des Impots, la presente cession est passible des droits d'enregistrement, assis sur le prix vise a l'article 10 des elements corporels et incorporels du fonds.

         En application de l'Instruction Administrative no 3 A-6-90 du 22 fevrier 1990, les parties revendiquent la disense de taxation a la TVA de la cession des biens mobiliers.

         A cette fin l'Acquereur s'engage a soumettre a la TVA les cessions ulterieures des biens et a proceder le cas echeant aux regularisations prevues aux articles 210 et 215 de l'Annexe II au CGI qui auraient ete exigibles si le cedant avait continue a utiliser le bien.

                                                                              9.
                                Article 19. Frais

         Les frais et droits des presentes ainsi que ceux qui en seront la consequence sont a la charge de l'Acquereur qui s'y oblige.

         Exception faite de tous droits d'enregistrement, chacune des parties assumera la charge et le paiement des honoraires de ses Avocats, Comptables et autres Conseils.

                  Fait A
                  Le    (29 March)    1 9 9 8
                  En six exemplaires originaux



\s\ Matthew Miller                                   \s\ Sean O'Driscoll
---------------------                                ----------------------
Poit le VENDEUR                                      Pour l'ACQUEREUR


Par__________________                                Par___________________